Exhibit 99.1

NEWS RELEASE

Comdisco Holding Company, Inc. Files Motion for Final Decree Closing the Bankruptcy Cases and Providing Related Relief

Rosemont, IL — June 23, 2016 - Comdisco Holding Company, Inc. (OTCQB: CDCO) and (OTCQB: CDCOR)  (“Comdisco”) announced today that on June 21, 2016, Comdisco and Comdisco, Inc. (together, the “Company”) filed with the United States Bankruptcy Court for the Northern District of Illinois Eastern Division (the “Bankruptcy Court”) a motion (the “Motion”) for the entry of  a final decree (the “Final Decree”) (i) closing the chapter 11 case of Comdisco, Inc.; (ii) authorizing the Company to complete certain outstanding administrative tasks following entry of the Final Decree; (iii) approving the proposed manner of disposing of and disbursing remaining Company assets; (iv) confirming the exculpation of the Plan Implementation Parties (as defined in the Motion); (v) terminating the services of the claims and noticing agent and disbursing agent; and (vi) retaining jurisdiction to enforce or interpret its own orders pertaining to the chapter 11 cases including, but not limited to, the Plan and the Final Decree.  In support of this Motion, the Company has filed a Final Report and Accounting of the Comdisco Disbursing Agent attached as Exhibit B to the Motion.

The hearing before the Bankruptcy Court for the approval of the Motion is scheduled for July 12, 2016.

Please refer to Comdisco’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 23, 2016 for a copy of the Motion filed with the Bankruptcy Court.

About Comdisco

Comdisco emerged from Chapter 11 bankruptcy proceedings on August 12, 2002. The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money in an orderly manner the remaining assets of the corporation. Pursuant to the Plan and restrictions contained in its certificate of incorporation, Comdisco is specifically prohibited from engaging in any business activities inconsistent with its limited business purpose. Accordingly, Comdisco has substantially reduced all of its assets to cash and expects to make a final distribution of the remaining operating cash (net of amounts withheld for estimated liabilities) to holders of its common stock and contingent distribution rights in the manner and priorities set forth in the Plan and Motion. Once all the administrative tasks as detailed in the Motion are completed, the company will cease operations.  The Company filed on August 12, 2004 a Certificate of Dissolution with the Secretary of State of the State of Delaware to formally extinguish Comdisco Holding Company, Inc.’s corporate existence with the State of Delaware except for the purpose of completing the wind-down contemplated by the Plan.  Under the Plan, Comdisco was charged with, and has been, liquidating its assets.

Safe Harbor

The foregoing contains forward-looking statements regarding Comdisco. They reflect the company’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases ‘‘expect,’’ ‘‘estimate,’’ and ‘‘anticipate’’ and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in Comdisco’s SEC reports, including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and its most recent quarterly report filed on Form 10-Q for the fiscal quarter ended March 31, 2016.  Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:
Deb Dompke
847-698-3000
pr@comdisco.com